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                                                                       Exhibit 1

                                    AGREEMENT
                          JOINT FILING OF SCHEDULE 13G

            The undersigned hereby agree to file jointly Amendment No. 3 to the Statement on Schedule 13G (the "Statement") relating to the Common Stock, $.01 par value per share, of Tower Automotive, Inc., and any further amendments thereto which may be deemed necessary pursuant to Regulation 13D or G promulgated under Section 13 of the Securities Exchange Act of 1934, as amended.

            It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Statement, filed on behalf of each of the parties hereto.

            This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

            IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the 30 day of January, 1998.

                                    ONEX DHC LLC


                                    By: /s/ Donald F. West
                                        ----------------------------------------
                                        Name:  Donald F. West
                                        Title: Authorized Signatory


                                    ONEX CORPORATION


                                    By: /s/ Donald W. Lewtas
                                        ----------------------------------------
                                        Name:  Donald W. Lewtas
                                        Title: Authorized Signatory


                                    /s/ Donald W. Lewtas
                                    --------------------------------------------
                                    Authorized Signatory for
                                    GERALD SCHWARTZ

                                    OMI QUEBEC FCI LLC


                                    By: /s/ Donald F. West
                                        ----------------------------------------
                                        Name:  Donald F. West
                                        Title: Authorized Signatory